UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2012, EnerJex Resources, Inc. (the “Company”) entered into a Securities and Asset Purchase Agreement (the “Agreement”), effective as of November 30, 2012, with James D. Loeffelbein (“Member”) and Enutroff, LLC (the “Enutroff” together with Member the “Stockholder”).

In the Agreement:

1.	The Company agreed to exercise its option to purchase 2,000,000 shares of its Common Stock from the Stockholder, pursuant to a Share Option Agreement dated effective August 31, 2012.

2.	The Stockholder agreed to impose a lock-up restriction on 1,500,000 additional shares of Company Common Stock that it owns.

3.	Enutroff agreed to pay to EnerJex Kansas, Inc., a Nevada corporation and wholly-owned subsidiary of the Company, its share of certain joint interest billings that are due of the months of October and November 2012, in the amount of $53,035.

4.	The Company agreed to purchase certain working interests in existing leasehold from Enutroff..

5.	The Company agreed to purchase certain participation rights from Member and/or Enutroff.

As consideration for the above transactions, the Company (a) paid to Stockholder $323,035 cash (which includes a $151,000 option fee pursuant to the Share Option Agreement), and (b) issued to Stockholder a promissory note in the original principal amount of $825,000. The note earns interest at a rate of 0.24% per annum, and has a schedule of quarterly payments, with $200,000 payable on or before each of March 31, June 30, and September 30, 2013, and the final payment of $225,000 due on or before December 31, 2013.

The description herein of the Agreement is qualified in its entirety, and the terms are incorporated herein, by reference to the Agreement, the form of which is filed as Exhibit 10.1 hereto.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits.

10.1	Securities and Asset Purchase Agreement dated November 30, 2012.
99.1	Press Release dated January 7, 2013.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: January 7, 2013	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr. Chief Executive Officer and President